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                                                                  Exhibit 23(b)



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Post-Effective Amendment No. 3 to the Registration Statement (Form S-3 No. 33-10634) and related Prospectus of Society Corporation pertaining to the Society Corporation Dividend Reinvestment and Cash Payment Plan, of our report dated January 15, 1993 with respect to the KeyCorp 1992 Supplemental Financial Statements (which now are considered to be the primary financial statements, giving effect to the merger of Puget Sound Bancorp with KeyCorp on January 15, 1993) included in the KeyCorp current report on Form 8-K dated March 18, 1993 (as amended by a Form 8 dated May 20,
1993) filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young
                                             --------------------
                                                 ERNST & YOUNG


Albany, New York
February 14, 1994